Exhibit 10.5

FORESTAR GROUP INC.
AMENDED AND RESTATED DIRECTORS' FEE DEFERRAL PLAN

1.Definitions. When used herein the following terms shall have the following meanings:
(a)    "Account" means the Account maintained for each Participant in accordance with the terms of Section 3 hereof.
(b)    "Affiliate" means each trade or business, whether or not incorporated, that together with the Company, is treated as a "single employer" under Section 414(b) or 414(c) of the Code.
(c)    "Administrator" means the Board or such person(s) as may be designated by the Board to administer this Plan.
(d)    "Board" means the Board of Directors of the Company.
(e)    "Board Fees" means annual retainer fees (including Non-Executive Chair Retainer Fees) and meeting fees payable to an Eligible Director with respect to the Eligible Director’s service on the Board and/or one or more Board committees.
(f)    "Change in Control" means the occurrence of a "change in control event" (within the meaning of Section 409A of the Code) with respect to the Company.
(g)    "Code" means the Internal Revenue Code of 1986, as amended.
(h)    "Common Stock" means the common stock, $1.00 par value, of the Company and, in the event such common stock is converted to another security or property, such other security or property.
(i)    "Company" means Forestar Group Inc., a Delaware corporation, and its successors by merger, sale of assets or otherwise.
(j)    "Crediting Date" means the date on which Board Fees would have been paid to an Eligible Director absent the Deferral Election covering such Board Fees.
(k)    "Deferral Election" means an irrevocable election by an Eligible Director, made on a form prescribed by the Administrator and delivered to the Administrator, to defer under this Plan the receipt of all or a specified portion of Board Fees otherwise payable to the Eligible Director. A Deferral Election shall be effective when the form is countersigned on behalf of the Company.
(l)    "Eligible Director" means a member of the Board who is not also an employee of the Company or any of its Affiliates.
(m)    "Fair Market Value" means, unless otherwise determined by the Administrator, the closing price of a share of Common Stock on the New York Stock Exchange ("NYSE") as of the relevant date (or if the NYSE is not open on such date or the Common Stock is not traded on that day, the most recent prior date that the NYSE was open for trading and the Common Stock was traded).
(n)    "Matching Restricted Stock Units" means Matching Restricted Stock Units as defined in Section 3(c) hereof.

February 11, 2014

(o)    "Non-Executive Chair Retainer Fees" means Board Fees that are payable to an Eligible Director with respect to the Eligible Director’s service on the Board as a non-executive chairperson.
(p)    "Participant" means an Eligible Director who files a Deferral Election or is credited with Retainer Shares pursuant to the terms of the Plan.
(q)    "Restricted Stock Units" means hypothetical shares of Common Stock credited to a Participant’s Account having a value equal to the Fair Market Value of an equal number of shares of Common Stock.
(r)    "Plan" means the Forestar Group Inc. Amended and Restated Directors’ Fee Deferral Plan, a sub-plan to the Stock Plan, as set forth herein and amended from time to time.
(s)    "Retainer Shares" means Restricted Stock Units credited to a Participant’s Account pursuant to Section 2(b) hereof.
(t)    "Separation from Service" means a "separation from service" (with the meaning of Section 409A of the Code) from the Company and its Affiliates.
(u)    "Stock Plan" means the Forestar Group Inc. 2014 Equity Incentive Plan and any other plan adopted by the Company that provides for the grant of stock options, phantom stock, or restricted stock to members of the Board, as each is amended from time to time.
(v)    "Unforeseeable Emergency" means an "unforeseeable emergency" within the meaning of Section 409A of the Code.
2.    Participation; Deferred Board Fees.
(a)    Participation. Each Eligible Director shall be a Participant in this Plan.
(b)    Retainer Shares. On the date of the first regularly scheduled Board meeting each year, each Eligible Director’s Account shall be credited with a number of Restricted Stock Units equal to the quotient obtained by dividing (a) the Board Fee then in effect by (b) the Fair Market Value of a share of Common Stock as of such date, with such quotient rounded down to the nearest whole Restricted Stock Unit.
(c)    Board Fee Deferrals. An Eligible Director may elect to defer hereunder the receipt of all or a portion of Board Fees payable to the Eligible Director by filing with the Administrator a Deferral Election prior to the start of the calendar year during which the Board Fees covered by the Deferral Election will be paid. An Eligible Director who is a non-executive chairperson, may, in a Deferral Election, make separate elections with respect to (a) Non-Executive Chair Retainer Fees and (b) Board Fees other than Non-Executive Chair Retainer Fees. An Eligible Director who defers Board Fees hereunder shall be credited with the number of Restricted Stock Units provided for by Sections 3(b) and 3(c) hereof.
(d)    Matching Restricted Stock Units. The Account of an Eligible Director who makes a valid Deferral Election shall be credited with Matching Restricted Stock Units in accordance with Section 3(c) hereof.
(e)    Payment Elections. At the time an Eligible Director makes a Deferral Election, or receives an annual credit of Retainer Shares pursuant to Section 2(b) hereof, or at such other time(s) as may be authorized by the Administrator and permitted under Section 409A of the Code, a Participant shall elect,

February 11, 2014

in accordance with rules specified by the Administrator, to receive payment of amounts credited to the Participant’s Account in a method of payment permitted under Section 4 hereof.
3.    Accounts.
(a)    Establishment of Accounts. The Company shall establish and maintain in accordance with this Section 3 a bookkeeping account for each Participant, which account shall record and reflect the Retainer Shares credited to the Participant pursuant to Section 2(b) hereof, Board Fees (other than Non-Executive Chair Retainer Fees) deferred hereunder by the Participant, Non-Executive Chair Retainer Fees deferred hereunder by the Participant, and the Matching Restricted Stock Units credited to the Participant (each such account being referred to herein as an "Account").
(b)    Crediting of Board Fee Deferrals. The Account of each Participant who defers Board Fees hereunder shall be credited with a number of Restricted Stock Units equal to the quotient obtained by dividing (a) the amount of Board Fees covered by the Deferral Election by (b) the Fair Market Value of a share of Common Stock as of such date.
(c)    Matching Restricted Stock Units. A Participant’s Account shall be credited, as of the Crediting Date of the Board Fees covered by a Deferral Election made by the Participant with a number of Restricted Stock Units ("Matching Restricted Stock Units") equal to the quotient obtained by dividing (a) 50% of the amount of Board Fees covered by the Deferral Election (excluding Non-Executive Chair Retainer Fees), by (b) the Fair Market Value of a share of Common Stock as of the Crediting Date of the Board Fees covered by the Deferral Election, with such quotient rounded down to the nearest whole Restricted Stock Unit. .
(d)    Payments. A Participant’s Account shall be reduced by any payments made to the Participant, his or her beneficiary, estate, or representative.
(e)    Adjustments. If any of the following events occur, the Administrator shall make appropriate adjustments with respect to Restricted Stock Units credited to a Participant’s Account: (a) any extraordinary dividend or other extraordinary distribution in respect of Common Stock (whether in the form of cash, Common Stock, other securities or other property); (b) any recapitalization, stock split (including a stock split in the form of a stock dividend), reverse stock split, reorganization, merger, combination, consolidation, split-up, spin-off, combination, repurchase or exchange of Common Stock or other securities of the Company; or (c) any other like corporate transaction or event in respect of the Common Stock.
(f)    Vesting of Accounts. Each Participant’s Account shall be fully vested and nonforfeitable at all times.
(g)    Board Fees Covered by Elections. For purposes of this Section 3, the amount of Board Fees "covered" by a Deferral Election shall be the amount by which an Eligible Director’s Board Fees are to be reduced by reason of a Deferral Election. If a Deferral Election covers less than all of the Board Fees payable to an Eligible Director during a calendar year, the percentage of each payment of each type of Board Fee during the calendar year that shall be treated as being covered by the Deferral Election shall be equal to the percentage of total Board Fees of the same type for the calendar year that is covered by the Deferral Election.
(h)    No Funding of Benefits. All adjustments to a Participant’s Account shall be bookkeeping entries only and shall not represent a special reserve or otherwise constitute a funding of the Company’s unsecured promise to pay any amounts hereunder. To the extent a Participant or any other person

February 11, 2014

acquires a right to receive payments from the Company under this Plan, such right shall be no greater than the right of any unsecured general creditor of the Company, and such person shall have only the unsecured promise of the Company that such payments shall be made.
4.    Payment of Deferred Compensation.
(a)    Payment in Accordance with Elections. Subject to the terms of this Section 4, a Participant’s Account shall be paid (or commence to be paid) to the Participant in the form of a lump sum on or as soon as practicable following the Participant’s Separation from Service (but in no event more than 60 days after such Separation From Service).
(b)    Form of Payment. Payment with respect to Restricted Stock Units credited to a Participant’s Account shall be paid in the form of (a) shares of Common Stock, provided that if any such Restricted Stock Units represent a fractional share of Common Stock, then in lieu thereof, the Fair Market Value of such fractional share on the date the payment is calculated shall be paid in cash, (b) cash in an amount equal to the number of Restricted Stock Units credited to such Participant’s Account as of such payment date multiplied by the Fair Market Value of a share of Common Stock as of such date, or (c) a combination thereof, as determined by the Board in its sole discretion from time to time.
(c)    Unforeseeable Emergency. The Administrator may accelerate payment of all or a portion of a Participant’s Account upon the occurrence of an Unforeseeable Emergency. The amount of such payment shall be limited to the amount reasonably necessary to satisfy the emergency need (which may include amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from such payment). The determination of whether a Participant has experienced an Unforeseeable Emergency and the amount reasonably necessary to satisfy the emergency need shall be based on all the facts and circumstances taking into consideration the financial resources available to the Participant and shall be made in accordance with Section 409A of the Code. If payment of less than all of a Participant’s Account is accelerated pursuant to this Section 4(c), the accelerated payment shall be deducted proportionately from all amounts credited to the Participant’s Account.
(d)     Section 409A Mandatory Delay in Benefit Payments for Specified Employees. Notwithstanding the preceding provisions of this Section 4, to the extent required by Section 409A of the Code, the Administrator shall delay payment of the Account of a Participant who is a "specified employee" (within the meaning of Section 409A of the Code) until the earlier of (a) the date that is six months after the date of the Participant’s Separation From Service, or (b) the date of the specified employee’s death. The aggregate amount of payment(s) otherwise payable during the delay period (plus interest thereon at a rate equal to the simple average of the rate for the last four reported quarters preceding the Participant’s Separation from Service under the average annual market yield on U.S. Treasury securities at 10-year constant maturities, as published by Board of Governors of the Federal Reserve System, H.15 Selected Interest Rates) shall be payable to the specified employee upon the expiration of the delay period.
(e)    Payment of Dividends. Not later than 30 days after the payment date of any cash dividend or cash distribution declared on the Common Stock on or after January 1, 2008, the Company shall pay to each Participant the amount of the dividend that would have been paid to the Participant with respect to the Restricted Stock Units credited to the Participant’s Account if such Restricted Stock Units were actual issued and outstanding shares of Common Stock held by the Participant. Except as provided in this Section 4(e), no credits, distributions, or payments shall be made with respect to Restricted Stock Units credited to Participants’ Accounts to reflect cash dividends or cash distributions on Common Stock.

February 11, 2014

(f)    Payment Upon Death. Notwithstanding Section 4(a), in the event of a Participant’s death, the entire balance of the Participant’s Account shall be paid to the Participant (or the Participant’s beneficiary, as determined in accordance with Section 6(b) hereof) in the form of a single payment as soon as practicable after death (and in no event more than 90 days after death).
(g)    Withholding. The Company shall have the right to deduct from any payment to be made pursuant to this Plan any federal, state or local taxes required by law to be withheld.
5.    Administration.
(a)    Administration. This Plan shall be administered by the Administrator. The Administrator shall have all powers necessary to carry out the provisions of this Plan, including, without reservation, the power to delegate administrative matters to other persons and to interpret this Plan in its discretion.
6.    Miscellaneous.
(a)    Amendment and Termination of Plan. The Company may at any time by action of the Board modify or amend, in whole or in part, any or all of the provisions of this Plan, or suspend or terminate the Plan entirely. Upon termination of this Plan, no further Deferral Elections shall be permitted and no further credits shall be made pursuant to Sections 2(b) or 3(c) hereof; provided, however, that each Participant’s Account will be maintained and paid pursuant to the provisions of this Plan and the Participant’s elections hereunder.
(b)    Beneficiary Designation. Each Participant shall designate a beneficiary to whom the Participant’s Account shall be payable on the Participant’s death. A Participant may also designate an alternate beneficiary to receive such payment in the event that the designated beneficiary cannot receive payment for any reason. In the event no designated or alternate beneficiary can receive such payment for any reason, payment will be made to the Participant’s surviving spouse, if any, or if the Participant has no surviving spouse, then to the following beneficiaries if then living in the following order of priority: (a) to the Participant’s children (including adopted children and stepchildren) in equal shares, (b) to the Participant’s parents in equal shares, (c) to the Participant’s brothers and sisters in equal shares and (d) to the Participant’s estate. A Participant may at any time change his or her beneficiary designation. A change of beneficiary designation must be made in writing and delivered to the Administrator or its designee for such purposes. The interest of any beneficiary who predeceases the Participant will terminate unless otherwise specified by the Participant.
(c)    Alienation of Benefits. A Participant’s rights under this Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment pledge, encumbrance, attachment, or garnishment by creditors of a Participant or any beneficiary.
(d)    Restricted Stock Units Issued Under Stock Plans. Restricted Stock Units credited to Participants’ Accounts under Section 3 shall constitute the grant of "Restricted Stock Units" under the Stock Plan then in effect and under which stock- based awards are then being made, unless otherwise specified by the Administrator. Common Stock issued in payment of Restricted Stock Units credited to Participants’ Accounts hereunder shall be issued under the Stock Plan pursuant to which the applicable Restricted Stock Units were issued.
(e)    Expenses. All expenses and costs in connection with the operation of the Plan shall be borne by the Company.

February 11, 2014

(f)    Rules of Construction. The singular shall include the plural unless the context clearly indicates the distinction.
(g)    Applicable Law. This Plan shall be construed and enforced in accordance with the laws of the State of Texas except to the extent superseded by federal law.
(h)    Headings. The headings of sections of this Plan are for convenience of reference only and shall have no substantive effect on the provisions of this Plan.
(i)    Compliance with Section 409A of the Code. The Plan is intended to comply with the requirements of Section 409A of the Code, and the Administrator shall administer and interpret the Plan in accordance with such requirements. If any provision of the Plan conflicts with the requirements of Section 409A of the Code, the requirements of Section 409A of the Code shall supersede any such Plan provision.
* * * * *

February 11, 2014